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                                                                  EXHIBIT 23.4


                                 [LETTERHEAD]

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of U.S. Office Products Company of our report dated July 3, 1996, relating to the financial statements of New Office Plus, Inc., which appears in this Current Report on Form 8-K of U.S. Office Products Company.



/s/ Shinners, Hucovski and Company, S.C.


Green Bay, Wisconsin

July 15, 1996